a
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Marqeta, Inc.
(Name of Registrant as Specified In Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To our stockholders:
We are pleased to invite you to virtually attend the 2022 Annual Meeting of Stockholders, including any adjournments, continuations, or postponements, or the Annual Meeting, of Marqeta, Inc., or Marqeta, a Delaware corporation. The Annual Meeting will be held exclusively online via live audio webcast at http://www.virtualshareholdermeeting.com/MQ2022 on Thursday, June 16, 2022, at 8:30 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access while also saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes:
1.To elect the two Class I nominees for director named in the accompanying proxy statement to hold office until the annual meeting of stockholders in 2025 and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or removal;
2.To ratify the selection of Ernst & Young LLP as Marqeta’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.To conduct any other business properly brought before the Annual Meeting.
We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting accompanying this notice, or the Proxy Statement, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.

On or about April 25, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access the proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report. The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the Annual Meeting materials by mail. The Proxy Statement and our 2021 Annual Report can be accessed directly at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials.

Our board of directors has fixed the close of business on April 18, 2022 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 18, 2022 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors
Oakland, California
April 25, 2022

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

180 Grand Avenue, 6th Floor
Oakland, CA 94612
PROXY STATEMENT FOR THE 2022
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:30 a.m., Pacific Time, on Thursday, June 16, 2022
Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including any adjournments, continuations, or postponements, or the Annual Meeting, of Marqeta, Inc., for the purposes set forth in this proxy statement for our Annual Meeting, or this Proxy Statement. The Annual Meeting will be held exclusively online via live audio webcast at http://www.virtualshareholdermeeting.com/MQ2022 on Thursday, June 16, 2022, at 8:30 a.m., Pacific Time. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report, is first being mailed on or about April 25, 2022 to all stockholders entitled to vote at the Annual Meeting.
You are cordially invited to attend the Annual Meeting on Thursday, June 16, 2022, at 8:30 a.m. Pacific Time, which we are holding exclusively online via live webcast at http://www.virtualshareholdermeeting.com/MQ2022. Whether or not you expect to attend the Annual Meeting, please vote online, as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online during the Annual Meeting by following the instructions in the Notice.

In this Proxy Statement, we refer to Marqeta, Inc. as “Marqeta,” “we,” “us,” or “our” and the board of directors of Marqeta as “our board of directors.” The 2021 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2021 Annual Report without charge by following the instructions in the Notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our Annual Meeting materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the Annual Meeting materials on the website referred to in the Notice or to request a printed set of the Annual Meeting materials. Instructions on how to access the Annual Meeting materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 25, 2022 to all stockholders of record entitled to vote at the Annual Meeting. If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Will I receive any other Annual Meeting materials by mail?

We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•Proposal One: Election of the two Class I nominees for director: Jason Gardner and Arnon Dinur, each to hold office until our annual meeting of stockholders in 2025 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal; and
•Proposal Two: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
What vote is necessary to approve each proposal and what are the board of directors’ recommendations?
The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the board of directors’ recommendations.

Effect of
Proposal	Board Recommendation	Required Vote	Withholding / Abstentions	Broker Non- Votes
Election of directors	FOR each nominee	Plurality of the voting power of the shares present in person or by proxy (nominees that receive the most FOR votes will be elected)	No effect	Not counted as entitled to vote and therefore no effect
Ratification of Ernst & Young LLP	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not applicable (brokers have voting discretion)
Who can vote at the Annual Meeting?
Holders of either our Class A common stock or Class B common stock as of the close of business on April 18, 2022, the record date for the Annual Meeting, or the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, there were 431,569,091 shares of Class A common stock and 112,274,374 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the brokerage, bank or other nominee in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2022.
How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.
Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those who attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via IR@marqeta.com for examination by any stockholder for any purpose relating to the Annual Meeting.

How can I vote?
Your voting options depend on how you hold your shares.

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “How can I change my vote?”
•To vote by internet in advance of the Annual Meeting, go to www.proxyvote.com and complete an electronic proxy card. Votes by internet must be received by 11:59 p.m., Eastern Time on June 15, 2022 to be counted.

•To vote by mail in advance of the Annual Meeting, complete, sign and date a printed proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as directed.
•To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number from the Notice, proxy card, or instructions that accompanied your Annual Meeting materials. Votes by telephone must be received by 11:59 p.m., Eastern Time on June 15, 2022 to be counted.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/MQ2022, starting at 8:30 a.m., Pacific Time, on Thursday, June 16, 2022. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2022.
How can I change my vote?
If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to the Corporate Secretary at Marqeta’s address (see the first page of this Proxy Statement).
•Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
Who will count the votes?
Votes will be counted by the inspector of elections appointed for the Annual Meeting by our board of directors.
What if I am a stockholder of record and I do not vote or I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the board of directors’ recommendations above in the question “What vote is necessary to approve each proposal and what are the board of directors’ recommendations?” If you do not submit a proxy or vote at the Annual Meeting, your shares will not be voted.
What if I am a beneficial owner of shares held in “street name” and I do not submit voting instructions?
You may instruct your brokerage firm, bank, or other nominee on how to vote your shares by following the instructions they provided with the Annual Meeting materials. If you do not do so, the nominee has discretion to vote your shares only with respect to Proposal 2, which is considered a “routine” matter. Proposal 1 is not considered “routine,” and the nominee that holds your shares will not have discretionary authority to vote your shares for Proposal 1 . This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
What happens if other business comes before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. Each nominee for director has consented to be a candidate and to serve if elected. Although the board of directors has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the board of directors may designate a substitute nominee or reduce the size of the board of directors. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting online via live audio webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MQ2022 by logging in with your control number. The meeting will start at 8:30 a.m., Pacific Time, on Thursday, June 16, 2022. We recommend that you log in a few minutes before 8:30 a.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/MQ2022.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/MQ2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our Rules of Conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MQ2022.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing and mailing of the Annual Meeting materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the Annual Meeting materials to the street-name holders of our common stock. If you choose to access the Annual Meeting materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the meeting to a later date.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of Annual Meeting materials in the mail, one copy of our 2021 Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of the Annual Meeting materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Annual Meeting materials and 2021 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s annual meeting materials and annual report, you may contact us as follows:
Marqeta, Inc.
Attention: Secretary
180 Grand Avenue, 6th Floor
Oakland, California 94612
(888) 462-7738
If you are the beneficial owner of your shares, you may contact your brokerage firm, bank, or other nominee to request information about householding.
How can I sign up to receive future annual meeting materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of our annual meetings. To sign up for electronic delivery, please follow the instructions above for voting online and, when prompted, indicate that you agree to receive or access annual meeting materials electronically in future years. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your brokerage firm, bank, or other nominee through which you hold your shares. Once you sign up, you will not receive a printed copy of the annual meeting materials unless you request them.
How can I find out the results of the voting at the Annual Meeting?
We expect to announce the preliminary voting results at the Annual Meeting. Final voting results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors, which is currently composed of nine members. Following the Annual Meeting, our Board will be comprised of eight members. Eight of our nine directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered terms. At each annual meeting of stockholders, a class of directors will be elected for an approximate three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our nomination and governance committee, we are nominating Jason Gardner and Arnon Dinur as Class I directors at the Annual Meeting. If elected, Messrs. Gardner and Dinur will each hold office until the annual meeting of stockholders to be held in 2025 and until their successors are elected and qualified or until such director’s earlier death, resignation or removal.
The following table sets forth the names, ages as of April 18, 2022 and certain other information for each of the directors with terms expiring at the Annual Meeting, for each of the continuing directors, and for our departing director:

Name	Age	Independent	Title
Class I Director Nominees(1)
Jason Gardner	52		Chief Executive Officer, Founder, Director, and Chairperson
Arnon Dinur(2)(3)	51	X	Director
Class II Directors(1)
Martha Cummings(3)(4)	61	X	Director
Helen Riley(4)	46	X	Director
Judson (Jud) Linville*(2)	64	X	Director
Class III Directors(1)
Amy L. Chang(3)	45	X	Director
Geraldine (Gerri) Elliott(2)	65	X	Director
Godfrey Sullivan(4)	68	X	Director
Departing Director
Christopher M. McKay(2)(4)	49	X	Director
*Lead Independent Director
(1)Class I director nominees are up for election at the Annual Meeting, and will continue in office until the 2025 annual meeting of stockholders. Class II directors will continue in office until the 2023 annual meeting of stockholders. Class III directors will continue in office until the 2024 annual meeting of stockholders.
(2)Member of the compensation committee.
(3)Member of the nomination and governance committee.
(4)Member of the audit committee.
Director Nominees
Jason Gardner. Mr. Gardner founded Marqeta and has served as our Chief Executive Officer and as a member of our board of directors since November 2010. He also serves as Chairperson of our board of directors. Prior to founding Marqeta, Mr. Gardner co-founded PropertyBridge, Inc., a rent and lease-related platform that was acquired by MoneyGram International, Inc. in October 2007, and served as its Vice President from August 2008 to December 2009, Vice President of Business Development from October 2007 to July 2008, and President from May 2004 to October 2007. From June 2002 to May 2004, Mr. Gardner was the Director of Sales for The 451 Group, a technology research group. Mr. Gardner also founded Vertical Think, Inc., an IT management company, and served as its Chief Executive Officer from January 1999 to January 2002. Mr. Gardner holds a Bachelor of Arts in Political Science from Arizona State University.

We believe that Mr. Gardner is qualified to serve as a member of our board of directors because of his experience and perspective as our Chief Executive Officer and founder.

Arnon Dinur. Mr. Dinur has served as a member of our board of directors since September 2013. Since June 2009, Mr. Dinur has served as a Partner at 83North, a venture capital firm. Previously, from November 2006 to June 2009, Mr. Dinur led mobile strategy at SanDisk Corporation, a publicly traded Flash memory card company, as Senior Vice President after joining SanDisk Corporation in connection with the acquisition of Msystems Ltd, in 2006. From July 2002 to November 2006, Mr. Dinur served in several roles, including Senior Vice President of Strategy and M&A and Corporate Vice President and General Manager of the DiskOnKey division, at Msystems, a producer of flash memory storage products. Mr. Dinur currently serves on the board of directors of a number of privately held companies. Mr. Dinur holds a Master of Business Administration from the University of Texas at Austin and a Bachelor of Laws and a Bachelor of Arts in Accounting from Tel Aviv University.

We believe that Mr. Dinur is qualified to serve as a member of our board of directors because of his experience as a seasoned venture capital investor, his experience as a current and former director of many companies and his knowledge of the industry that we operate in.
Continuing Directors
Martha Cummings. Ms. Cummings has served as a member of our board of directors since January 2021. From July 2018 to March 2020, Ms. Cummings served as Executive Vice President, Head of Compliance Strategy & Operations at Wells Fargo Bank N.A., a publicly traded global financial services company. Previously, from October 2012 to June 2018, Ms. Cummings served as Senior Vice President and Senior Supervisory Officer at the Federal Reserve Bank of New York. Ms. Cummings served in several roles with Banco Santander, S.A., a publicly traded multinational financial services company, between October 2006 and September 2012, including Managing Director, Head of North America Financial Sponsors and Managing Director, Chief Risk Officer for Banco Santander S.A., New York Branch, and was Senior Vice President, Latin America Capital Markets Risk from September 1997 to April 2001. Ms. Cummings holds a Master of Business Administration from the Wharton School of Business and a Master of Arts in International Studies from the Lauder Institute of the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Minnesota.
We believe that Ms. Cummings is qualified to serve as a member of our board of directors because of her experience in management and her knowledge of the global financial services industry.
Helen Riley. Ms. Riley has served as a member of our board of directors since May 2020. Since June 2015, Ms. Riley has served as the Chief Financial Officer at X Development LLC, a research and development company and subsidiary of Alphabet Inc., a publicly traded internet-related services and products company. From 2011 to 2015, Ms. Riley was the Senior Finance Director of Global Marketing and Global General Administration at Google LLC, a multinational technology company and subsidiary of Alphabet Inc. Ms. Riley held various other positions in finance at Google from 2003 to 2011. Ms. Riley currently serves on the board of directors of Eventbrite Inc., a publicly traded global service ticketing platform. She also serves on the board of directors of WildAid, a wildlife conservation non-profit organization. Ms. Riley holds a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Philosophy, Politics and Economics and a Master of Arts from the University of Oxford.
We believe that Ms. Riley is qualified to serve as a member of our board of directors because of her experience in management, knowledge of the global financial services industry, and experience as a board member of a public company.

Judson Linville. Mr. Linville has served as a member of our board of directors since May 2020. Since October 2019, Mr. Linville has served as a Senior Advisor at General Atlantic LLC, a global growth equity firm. He previously served as the Chief Executive Officer of Global Cards and Consumer Services at Citigroup Inc., a publicly traded global financial services institution, from November 2010 to September 2018. Prior to joining Citigroup, Mr. Linville served in various leadership roles at American Express Company, a publicly traded multinational financial services corporation, from October 1989 to October 2010, including as President and Chief Executive Officer of Consumer Services, President of the U.S. Consumer Card Services Group and President of Corporate Services. Mr. Linville currently serves as a member of the Board of Visitors of Duke University’s Fuqua School of Business and as a member of the Board of Trustees of Lafayette College. Mr. Linville holds a Doctor of Psychology in Clinical Psychology from the College of Medicine at Drexel University and a Bachelor of Arts in Psychology from Lafayette College.

We believe that Mr. Linville is qualified to serve as a member of our board of directors because of his extensive business experience in the financial industry, his experience in management and his knowledge of the industry that we operate in.

Amy L. Chang. Ms. Chang has served as a member of our board of directors since April 2021. She served as Executive Advisor at Cisco Systems, Inc., a publicly traded networking technology company, from August 2020 to June 2021. Prior to that, Ms. Chang served as Executive Vice President and General Manager of Cisco Systems’ Collaboration Technology Group from May 2018 to July 2020. She is the founder and former Chief Executive Officer of Accompani, Inc., a relationship intelligence company, a position she held from May 2013 to May 2018. She previously held positions of increasing responsibility at Google, Inc., a multinational technology company, from July 2005 to November 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, she held product management and strategy positions at eBay, Inc., a global commerce provider, and served as a consultant with McKinsey & Company, a management consulting firm, where she specialized in semi-conductors, software, and services. Ms. Chang has served as a board member of Procter & Gamble Co., a publicly traded multi-national consumer goods company, since June 2017 and as a board member of The Walt Disney Company, a multinational media and entertainment company, since May 2021. Ms. Chang served on the board of directors of Cisco Systems from October 2016 to May 2018, Splunk, Inc., a publicly traded big data company, from March 2015 to March 2017, Informatica Corporation, a publicly traded software development company, from July 2012 to August 2015, when it was taken private, and was a member of Target Corporation’s Digital Advisory Council from May 2013 to February 2016. Ms. Chang holds a Master of Science in Electrical Engineering from Stanford University and a Bachelor of Science in Electrical Engineering from Stanford University.

We believe Ms. Chang is qualified to serve as a member of our board of directors because of her extensive experience in leadership and online marketing and her previous board experience.

Gerri Elliott. Ms. Elliott has served as a member of our board of directors since April 2021. She has served as Executive Vice President and Chief Customer & Partner Officer at Cisco Systems, Inc., a publicly traded networking technology company, since April 2018. From July 2009 to March 2014, Ms. Elliott held positions of increasing responsibility at Juniper Networks, Inc., a publicly traded networking company, most recently serving as Executive Vice President, Strategic Advisor and Chief Customer Officer. Before joining Juniper Networks, Ms. Elliott held a series of senior executive positions at Microsoft Corporation, a publicly traded technology company, from September 2001 to December 2008, including as Corporate Vice President, Worldwide Public Sector. Prior to Microsoft, Ms. Elliott spent 22 years at International Business Machines Corporation, a publicly traded technology and consulting company, where she held executive and management positions in North America and Asia Pacific in sales, services, consulting, strategy development, and product management. Ms. Elliott has served on the board of directors of Whirlpool Corporation, a publicly traded home appliances company, since February 2014. Ms. Elliott was previously a director of Marvell Technology Group Ltd., a publicly traded data infrastructure company, from July 2017 to July 2018, Mimecast Limited, a publicly traded cloud services company, from November 2017 to April 2018, Imperva, Inc., a cybersecurity company that was publicly traded until its acquisition by Thoma Bravo in 2019, from August 2015 to May 2018, and Bed Bath & Beyond, Inc., a publicly traded merchandise retailer, from February 2014 to July 2017. Ms. Elliott is the founder of Broadrooms.com, a website dedicated to executive women who serve or want to serve on corporate boards. Ms. Elliott holds a Bachelor of Arts in Political Science from New York University.

We believe that Ms. Elliott is qualified to serve as a member of our board of directors because of her extensive experience in executive leadership and experience as a board member of several public companies.

Godfrey Sullivan. Mr. Sullivan has served on our board of directors since May 2021. Mr. Sullivan previously served as President and Chief Executive Officer of Splunk, Inc., a publicly traded big data company, from September 2008 to November 2015. Prior to Splunk, Mr. Sullivan held several executive roles at Hyperion Solutions Corporation, a performance management software company acquired by Oracle Corporation in April 2007, most recently as President and Chief Executive Officer from October 2001 to April 2007. Mr. Sullivan has served as a member of the board of directors of CrowdStrike Holdings, Inc., a publicly traded cybersecurity company, since December 2017, Ring Central, Inc., a publicly traded software-as-a-service solutions provider, since April 2019, and Gitlab Inc., a publicly traded devops platform company, since January 2020. Mr. Sullivan previously served on the board of directors of Splunk, Inc. from December 2011 to June 2019, including as chairman of the board of directors from December 2011 until March 2019, Citrix Systems, Inc., a publicly traded enterprise software company, from February 2005 to June 2018, and Informatica Corporation, a publicly traded software development company, from January 2008 to June 2013. Mr. Sullivan holds a Bachelor of Business Administration in Real Estate and Economics from the Hankamer School of Business at Baylor University.

We believe Mr. Sullivan is qualified to serve as a member of our board of directors because of his extensive experience in leadership, business, and software, and his experience as a board member of several public companies.

Departing Director
Christopher M. McKay. Mr. McKay has served as a member of our board of directors since June 2011. Mr. McKay is a Managing Director of Granite Ventures, a venture capital firm he joined at its inception in September 1998. Prior to Granite Ventures, Mr. McKay worked as an Associate in the venture capital group at Hambrecht & Quist, an investment bank. Mr. McKay currently serves on the board of directors of a number of privately held software companies. Mr. McKay holds a Bachelor of Arts in English Literature from the University of Virginia.
Mr. McKay will be departing from our board of directors following the Annual Meeting, and we thank him for his service as a director.
Director Independence
Our Class A common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of its initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nomination and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director and has determined that each of Mmes. Chang, Cummings, Elliott, and Riley and Messrs. Dinur, Linville, McKay, and Sullivan is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Gardner, our Founder and Chief Executive Officer, serves as Chairperson of our board of directors and presides over meetings of our board of directors, holds such other powers, and carries out such other duties as are customarily carried out by the chairperson of a board of directors. Our independent directors bring experience, oversight, and expertise from outside of our Company, while Mr. Gardner brings current company-specific experience, leadership, and insight as our Founder and Chief Executive Officer.
Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director. Our board of directors has appointed Mr. Linville to serve as our lead independent director. As lead independent director, Mr. Linville presides over periodic meetings of our independent directors, serves as a liaison between the Chairperson of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors believes that our existing board leadership structure is appropriate and provides independent leadership and engagement from the lead independent director, while providing the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing our day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.

Board and Stockholder Meetings and Committees
During the fiscal year ended December 31, 2021, or fiscal 2021, our board of directors held ten meetings (including regularly scheduled and special meetings). In fiscal 2021, our audit committee met 12 times, our compensation committee met seven times, and our nomination and governance committee met once. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. We were not required to hold an annual meeting in 2021.
Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nomination and governance committee. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Governance” section of our investor relations website at https://investors.marqeta.com/governance/governance-overview. The contents of our websites are not intended to be incorporated by reference into this proxy statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
Audit Committee
Our audit committee consists of Mmes. Riley and Cummings and Messrs. McKay and Sullivan, with Ms. Riley serving as Chairperson. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Ms. Riley is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•overseeing procedures for employees to submit concerns anonymously about questionable accounting or other matters;
•reviewing our financial statements and our critical accounting policies and practices;
•reviewing the adequacy of our internal controls;
•reviewing our policies on risk assessment and risk management;
•reviewing related-party transactions;
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the performance of our internal audit function.
Compensation Committee
Our compensation committee consists of Ms. Elliott and Messrs. Linville, McKay, and Dinur, with Mr. Linville serving as Chairperson. The composition of our compensation committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•administering our stock and equity incentive plans;

•reviewing and approving, or making recommendation to our board of directors regarding, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Nomination and Governance Committee
Our nomination and governance committee consists of Mmes. Cummings and Chang and Mr. Dinur, with Ms. Cummings serving as Chairperson. The composition of our nomination and governance committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our nomination and governance committee is responsible for, among other things:
•identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Compensation Committee Interlocks and Insider Participation
Our compensation committee membership during 2021 is listed above. None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Diversity
The following matrix presents the gender and demographic diversity of our board of directors as of April 18, 2022:

Total Number of Directors	9
	Female	Male	Did Not Disclose Gender
Gender Identity
Directors	4	4	1
Demographic Background
Asian	2	—	—
White	3	4	—
Two or More Races or Ethnicities	1	—	—
Did Not Disclose Demographic Background	—	—	1

Considerations in Evaluating Director Nominees
Our nomination and governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nomination and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nomination and governance committee considers include, without limitation, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that may be appropriate in the context of the needs of the board of directors. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nomination and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nomination and governance committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nomination and governance committee to find director candidates (for which it would be paid a fee) would be instructed to take into account all of the considerations used by our nomination and governance committee. After completing its review and evaluation of director candidates, our nomination and governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
The nomination and governance committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to our Secretary at the address listed on the first page of this Proxy Statement, and including all information that our bylaws require for director nominations. The nomination and governance committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director candidates.
Communications with the Board of Directors
Interested parties wishing to communicate with our independent directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Chief Legal Officer at our address listed on the first page of this Proxy Statement via U.S. Mail or Expedited Delivery Service. Our Chief Legal Officer or their designee will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at www.investors.marqeta.com in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website. The contents of our websites are not intended to be incorporated by reference into this proxy statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Prohibition on Hedging, Short Sales, and Pledging

Our board of directors has adopted an insider trading policy that applies to all of our employees, directors, and officers. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.

Role of the Board in Risk Oversight
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.
Non-Employee Director Compensation
Our board of directors has approved a compensation policy for our non-employee directors, or the director compensation policy, pursuant to which our non-employee directors receive the compensation described in the table below. The director compensation policy was developed with input from the board of directors’ independent compensation consultant, Compensia, Inc., regarding practices and compensation levels at comparable companies. The director compensation policy is designed to attract, retain and reward non-employee directors.
Annual Retainer for Board Membership

Annual service on the board of directors	$50,000

Our policy provides that each non-employee director that is elected to our board following our initial public offering is granted a one-time restricted stock unit award of our Class A common stock with a value of $375,000, or the Initial Grant. Furthermore, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting is granted a restricted stock unit award of our Class A common stock with a value of $187,000, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. The Initial Grant will vest in three equal annual installments commencing on the first anniversary of the grant date, subject to continued service through the applicable vesting date. Such awards are subject to full acceleration of vesting upon a “sale event” as defined in our 2021 Stock Option and Incentive Plan, or our 2021 Plan.

We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal 2021.
Fiscal 2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Helen Riley	27,885	—	—	27,885
Judson Linville	27,885	1,233,020	—	1,260,905
Amy Chang	27,885	7,398,120	—	7,426,005
Martha Cummings	27,885	6,533,010	—	6,560,895
Chris McKay(3)	—	—	—	—
Godfrey Sullivan	27,885	7,172,520	—	7,200,405
Gerri Elliott	27,885	7,478,580	—	7,506,465
Arnon Dinur(4)	—	—	—	—
(1)This column reflects the aggregate grant date fair value of stock options granted during 2021 computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 2 to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)As of December 31, 2021, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Ms. Riley (600,000 shares); Mr. Linville (600,000 shares); Ms. Chang (600,000 shares); Ms. Cummings (581,000 shares); Mr. Sullivan (600,000 shares); and Ms. Elliott (600,000 shares).
(3)Mr. McKay cannot accept board compensation in his current role.
(4)Mr. Dinur cannot accept board compensation in his current role.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. Following the Annual Meeting, our Board will be comprised of eight members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of approximately three years. At the Annual Meeting, two Class I directors will be elected to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our board of directors has nominated Jason Gardner and Arnon Dinur for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Gardner and Dinur will serve as Class I directors until the 2025 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal. Each of the nominees are currently a director of Marqeta. For information concerning the nominees, see the section entitled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Gardner and Dinur. We expect that Messrs. Gardner and Dinur will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your brokerage firm, bank, or other nominee, then your brokerage firm, bank, or other nominee will not have discretionary authority to vote your shares. Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
Vote Required
The election of Class I directors requires a plurality vote of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the two nominees receiving the highest number of votes cast “FOR” will be elected. Any shares voted “WITHHOLD” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2018.
At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, our audit committee will consider the outcome of the vote in determining whether to retain this firm for our fiscal year ending December 31, 2022. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests of Marqeta and its stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020.

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$3,348,000	$2,100,000
Audit-Related Fees(2)	$682,000	$50,000
Tax Fees(3)	$50,000	—
All Other Fees	—	—
Total Fees	$4,080,000	$2,150,000
(1)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements, and SEC registration statements (including the registration statement for our initial public offering).
(2)“Audit-Related Fees” consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” This category includes fees related to acquisition support due diligence procedures and fees related to service organization controls reporting.
(3)“Tax Fees” related to professional services rendered in connection with acquisition support due diligence procedures.
Auditor Independence
In the fiscal year ended December 31, 2021, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
Our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.
Vote Required
The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Marqeta specifically incorporates this report or a portion of it by reference.
The audit committee assists the board of directors in oversight of (1) the integrity of Marqeta’s financial statements, (2) Marqeta’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of Marqeta’s auditors engaged for the purpose of issuing an audit report or performing other audit, review or attest services for Marqeta, (4) Marqeta’s governance, policies, and processes for monitoring and mitigating risks, and (5) the performance of Marqeta’s internal audit function. Ernst & Young LLP, Marqeta’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by management for the fiscal year ended December 31, 2021.
In connection with our review of Marqeta’s audited financial statements for the fiscal year ended December 31, 2021, we relied on reports received from Ernst & Young LLP as well as the advice and information we received during discussions with management. In this context, we hereby report as follows:
a.the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management;
b.the audit committee has discussed with Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC;
c.the audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Marqeta; and
d.based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to the board of directors that the audited financial statements be included in Marqeta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
Members of the Audit Committee:
Helen Riley (Chair)
Martha Cummings
Christopher McKay
Godfrey Sullivan

EXECUTIVE OFFICERS AND KEY EMPLOYEES
The following table sets forth information for our executive officers as of April 18, 2022:

Name	Age	Title
Executive Officers
Jason Gardner	52	Chief Executive Officer, Founder, Director, and Chairperson
Vidya Peters	41	Chief Operating Officer
Randy Kern	45	Chief Technology Officer
Michael Milotich	45	Chief Financial Officer
Seth Weissman	53	Chief Legal Officer, General Counsel, and Secretary
Key Employees
Sunaina Lobo	47	Chief Human Resources Officer
Executive Officers
Biographical information for Jason Gardner is included above with the director biographies in the section titled “Board of Directors and Corporate Governance.”

Vidya Peters. Ms. Peters has served as our Chief Operating Officer since November 2021 and our interim Chief Product Officer from August 2021 to January 2022. Previously, Ms. Peters served as Chief Marketing Officer from September 2019 to November 2021. Prior to joining Marqeta, Ms. Peters served as the Chief Marketing Officer of MuleSoft, Inc., an enterprise software company, from December 2017 to September 2019 and Vice President of Corporate Marketing from August 2015 to December 2017. Prior to MuleSoft, Ms. Peters held various roles at Intuit Inc., a global financial platform company, from September 2008 to July 2015, most recently as Director of Marketing, Small Business Group from April 2014 to July 2015. Ms. Peters started her career as a strategy consultant at Bain & Company, a global management consulting firm, from October 2002 to June 2005. Ms. Peters holds a Master of Public Administration from Harvard University, a Master of Business Administration in Marketing and Finance from the Kellogg School of Management at Northwestern University, and a Bachelor of Science in Industrial Engineering from Northwestern University.

Randy Kern. Mr. Kern has served as our Chief Technology Officer since June 2021. Prior to joining Marqeta, Mr. Kern held positions of increasing responsibility at salesforce.com, inc., a publicly traded cloud-based customer relationship management company, from May 2014 to May 2021, including as Executive Vice President of Infrastructure Engineering and Executive Vice President, Chief Customer Technology Officer. Prior to Salesforce, Mr. Kern served as a Partner Director of Development at Microsoft Corporation, a publicly traded multinational computer software company from February 2002 to May 2014.

Mike Milotich. Mr. Milotich has served as our Chief Financial Officer since February 2022. Prior to joining Marqeta, Mr. Milotich was Senior Vice President, Head of Corporate Finance and Investor Relations at Visa Inc., a publicly traded global financial platform company, from November 2018 to February 2022. He previously served in a number of finance roles of increasing seniority at Visa since 2011, most recently as Senior Vice President, Head of Investors Relations from April 2018 to November 2018 and Vice President, Corporate FP&A and Business Analyst Lead from December 2014 to April 2018. Mr. Milotich holds a Master of Business Administration in Strategy and finance from the Stern School of Business at New York University and a Bachelors of Arts in Business Economics from the University of California, Santa Barbara.

Seth Weissman. Mr. Weissman has served as our Chief Legal Officer and General Counsel since April 2019 and Secretary since October 2019. Mr. Weissman has also served as Principal at Pacifica Coaching and Consulting, an executive coaching and consulting services firm, since June 2017. Since December 2016, Mr. Weissman has been an Advisory Board Member of Powerhouse Venture Fund I L.P., an innovation firm and venture fund. From September 2008 to November 2016, Mr. Weissman served as the Executive Vice President, General Counsel, and Secretary for SolarCity Corporation, a provider of energy services and publicly traded company until its acquisition by Tesla, Inc. in 2016. Mr. Weissman holds a Juris Doctor from Boston University School of Law and a Bachelor of Arts in Political Science from Pennsylvania State University.

Key Employees

Sunaina Lobo. Ms. Lobo has served as our Chief Human Resources Officer since January 2022. Prior to joining Marqeta, Ms. Lobo was SVP and Chief People Officer of Navis, a provider of operational technologies and services related to the cargo supply chain, from March 2017 to November 2021. From January 2015 to September 2016, Ms. Lobo was Managing Director and Head of Talent and Development & Organizational Development at SVB Financial Group, a publicly traded commercial bank. She previously held a number of senior human resources and business leadership positions at Cisco Systems, Inc., a publicly traded networking technology company, from February 2006 to December 2014, most recently as Senior Director of Global Engineering Learning and Development, Organization Development, and University Relations. Prior to joining Cisco, she held human resources positions at ANZ Bank Ltd. Ms. Lobo is a certified coach and holds an Advanced Masters in Organizational Development and Human Resource Management from the University of New South Wales and a Masters and Bachelors degree in Accounting and Finance from the University of Mumbai.

EXECUTIVE COMPENSATION

Overview
The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during our fiscal year ending December 31, 2021, or fiscal 2021, and our next two most highly compensated executive officers in respect of their service to our company for fiscal 2021. We refer to these individuals as our named executive officers. Our named executive officers for fiscal 2021 are:

•Jason Gardner, our Chief Executive Officer;
•Randy Kern, our Chief Technology Officer; and
•Philip (Tripp) Faix, our former Chief Financial Officer (resigned from such position in February 2022).

Our executive compensation program is based on a pay-for-performance philosophy. Compensation for our executive officers is composed primarily of the following main components: base salary, bonus, and equity incentives in the form of stock options. Our executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. As a publicly traded company, we evaluate our compensation philosophy and compensation plans and arrangements as circumstances require.

2021 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jason Gardner	2021	350,000	—	223,774,512	258,125	4,794	224,387,431
Chief Executive Officer	2020	350,000	—	1,035,000	307,518	—	1,692,518
Randy Kern(4)	2021	204,167	—	23,020,000	120,300	8,089	23,352,556
Chief Technology Officer	2020	—	—	—	—	—	—
Tripp Faix(5)	2021	350,000	—	8,079,607	240,625	9,496	8,679,728
Chief Financial Officer	2020	—	—	—	—	—	—

(1) The amounts reported represent the aggregate grant date fair value of the stock options awarded to our named executive officers during fiscal years 2021 and 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock options or any sale of the underlying shares of Class B common stock.
(2) The amounts reported reflect bonuses paid to each of our named executive officers, as described more fully in the “Narratives to 2021 Summary Compensation Table” below.
(3) The amounts reported represent 401(k) matches, medical waivers, group term life insurance, and stipends for commute, connectivity and cell phones.
(4) Mr. Kern was hired in May 2021 and was not a named executive officer prior to fiscal 2021.
(5) Mr. Faix was not a named executive officer prior to fiscal 2021. Mr. Faix resigned as our Chief Financial Officer in February 2022.

Narratives to 2021 Summary Compensation Table

Base Salaries

We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. For fiscal 2021, the annual base salary for each of Mr. Gardner, Mr. Kern, and Mr. Faix was $350,000.

Senior Executive Cash Incentive Bonus Plan

In May 2021, our board of directors adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan, that became effective in connection with our initial public offering. The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by our compensation committee. The payment targets are related to financial and operational measures or objectives with respect to our company, or corporate performance goals, as well as individual performance objectives. During fiscal 2021, our named executive officers were eligible to earn a cash bonus based upon achievement of both corporate and individual goals determined by the compensation committee based on a target percentage of annual base salary. The bonus target for each of Mr. Gardner, Mr. Kern, and Mr. Faix was 50% of their respective base salaries. For fiscal 2021, Mr. Kern’s bonus was prorated to account for his partial year of employment starting in June 2021. The actual bonus amounts paid to each named executive officer are set forth in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors (or its designated committee) periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time.

As described in more detail in the “Outstanding Equity Awards at Fiscal 2021 Year End” table, in February 2021, our board of directors granted early exercisable stock options to Mr. Gardner and Mr. Faix to purchase a total of 1,209,639 and 635,689 shares of our Class B common stock, respectively, that vest based on continued services over four years. The options are subject to 100% accelerated vesting in the event the applicable named executive officer is terminated by us without cause or by the named executive officer with good reason, in either case within 3 months before or 12 months after a corporate transaction, as each term is defined in the applicable award agreement. Further, as described in more detail in the “Outstanding Equity Awards at Fiscal 2021 Year End” table, in June 2021, our board of directors granted early exercisable stock options to Mr. Kern to purchase a total of 2,000,000 shares of our Class B common stock, that vest based on continued services over four years. The options are subject to 100% accelerated vesting in the event Mr. Kern is terminated by us without cause or by Mr. Kern with good reason, in either case within 3 months before or 12 months after a corporate transaction, as each term is defined in Mr. Kern’s offer letter

CEO Long-Term Performance Award

In April and May 2021, our board of directors granted stock options to Mr. Gardner, providing for a maximum of 19,740,923 shares and 47,267 shares of our Class B common stock, which we refer to collectively as the CEO Long-Term Performance Award. The CEO Long-Term Performance Award has an exercise price of $21.49 and $23.40 per share, respectively, which was the fair market value of our Class B common stock at the time of each grant as determined by our board of directors. The CEO Long-Term Performance Award vests over a period of up to seven years following the expiration of the lock-up period associated with our public offering on November 12, 2021, with an option term of up to 10 years from the date of grant, subject to earlier termination, including if Mr. Gardner’s service ends. The CEO Long-Term Performance Award vests subject to Mr. Gardner remaining our chief executive officer or executive chairman of our board of directors, or the Service Condition, through the achievement of certain performance conditions, as described below.

The CEO Long-Term Performance Award is meant to support our transition to a public company while providing a meaningful incentive to Mr. Gardner with sustained long-term value creation for our stockholders, and minimize dilution if returns are lower than contemplated. At the time of grant, the board of directors intended the CEO Long-Term Performance Award to be the exclusive equity award that Mr. Gardner receives for a period of seven years.

The CEO Long-Term Performance Award has a performance period that commenced upon the expiration of the lock-up period associated with the underwritten public offering of our Class A common stock on November 12, 2021 and expires on the earlier of the seven-year anniversary of the date of our initial public offering, a change in control of the company, or Mr. Gardner ceasing to meet the Service Condition. Shares subject to the award that have not vested by the end of the performance period will terminate and be forfeited for no consideration.

The CEO Long-Term Performance Award is divided into seven equal tranches. The shares will be eligible to vest upon the achievement of certain “Company Common Stock Price Hurdles” during the performance period. Except as set forth below, 1/7th of the total number of option shares will vest and become exercisable for the applicable tranche in the table below, subject to Mr. Gardner satisfying the Service Condition through the vesting date:

Tranche	Company Common Stock Price Hurdle
1	2.5x Opening Price (“First Price Target”)
2	1.17x First Price Target (“Second Price Target”)
3	1.17x Second Price Target (“Third Price Target”)
4	1.17x Third Price Target (“Fourth Price Target”)
5	1.17x Fourth Price Target (“Fifth Price Target”)
6	1.17x Fifth Price Target (“Sixth Price Target”)
7	1.17x Sixth Price Target (“Seventh Price Target”)

“Opening Price” means $27.00, our initial public offering price. The Company Common Stock Price Hurdle will be achieved if the average closing price of a share of our Class A common stock during any 90 consecutive trading day period during the performance period equals or exceeds the “Company Common Stock Price Hurdle” set forth in the table above. There is no linear interpolation between hurdles. The Company Common Stock Price Hurdles and the number of associated shares that will vest will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events. During fiscal 2021, no Company Common Stock Price Hurdle was achieved.

In addition, the CEO Long-Term Performance Award has a restricted vesting period during the first four years following our initial public offering, or the Restricted Vesting Period, such that Mr. Gardner is only eligible to vest in up to 20% of the shares of the CEO Long-Term Performance Award during each fiscal year during the Restricted Vesting Period. If multiple Company Common Stock Price Hurdles are met during such Restricted Vesting Period, the excess shares that would have vested in such fiscal year shall instead be eligible to vest on the first day of the next fiscal year subject to Mr. Gardner meeting the Service Condition through such date. This limitation shall not be applicable if there is a change in control during the Restricted Vesting Period.
In the event of a change in control of the Company, the per share acquisition price in such transaction will be used to determine whether any then-unachieved Company Common Stock Price Hurdles are achieved (with no linear interpolation between stock price hurdles).

Perquisites

We generally do not provide perquisites to our executives, other than benefits, including 401(k) matching contributions, that are provided to all of our employees, including our named executive officers.

Executive Employment Arrangements

Offer Letters in Place During the Fiscal 2021 for Named Executive Officers

Jason Gardner

On June 6, 2011, we entered into an employment offer letter with Mr. Gardner for the position of Chief Executive Officer. The offer letter provides for Mr. Gardner’s at-will employment and sets forth his initial base salary and eligibility to participate in our benefit plans. Mr. Gardner is subject to our proprietary information and inventions agreement.

Randy Kern

On May 20, 2021, we entered into an employment offer letter with Mr. Kern for the position of Chief Technology Officer. The offer letter provides for Mr. Kern’s at-will employment and sets forth his initial base salary and eligibility to participate in our benefit plans. Mr. Kern is subject to our proprietary information and inventions agreement.

Tripp Faix

On May 27, 2018, we entered into an employment offer letter with Mr. Faix for the position of Chief Financial Officer. Mr. Faix subsequently served as our Chief Financial Officer, a position he held until February 22, 2022. The offer letter provided for Mr. Faix’s at-will employment and set forth his initial base salary and eligibility to participate in our benefit plans. In connection with his employment, Mr. Faix signed our proprietary information and inventions agreement and remains subject to certain of its provisions. As noted above, effective February 22, 2022, Mr. Faix resigned from his position as our Chief Financial Officer and remained employed by us in a non-executive officer role under his then existing compensation arrangements through March 31, 2022.

Executive Severance Plan

In connection with our initial public offering, we adopted an executive severance plan, or the Executive Severance Plan, which applies to our executive officers and certain key employees. Our Executive Severance Plan provides that upon (i) a termination of a participant’s employment by us for any reason other than for “cause,” death, or disability, or (ii) a resignation of employment by the participant for “good reason” (as each term is defined in the Executive Severance Plan): (i) each participant (other than our Chief Executive Officer) will be entitled to receive (a) a lump sum cash payment equal to nine months of his/her base salary, (b) continued health coverage pursuant to COBRA for up to nine months, and (c) a lump sum cash amount equal to 75% of the participant’s annual target bonus; and (ii) our Chief Executive Officer will be entitled to receive (i) a lump sum cash payment equal to 12 months of his/her base salary, (ii) continued health coverage pursuant to COBRA for up to 12 months, and (iii) a lump sum amount equal to 100% of his/her annual target bonus. In addition to these benefits, if such termination occurs within three months prior to, and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan, then an eligible participant will be entitled to receive the full acceleration of vesting of all outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions (other than continued service) will be deemed satisfied as specified in the applicable award agreements. The participant is required to execute and deliver an effective release of claims in favor of us in order receive any such severance benefits. The payments and benefits provided under the Executive Severance Plan in connection with a “change in control” may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a “change in control” would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021:

	Option Awards(1)							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jason Gardner	2/24/2019	2/24/2019(2)(3)	770,557	—	—	0.40	2/23/2029	—	—
	5/5/2020	4/1/2020(2)(3)	458,334	—	—	2.25	5/4/2030	—	—
	2/11/2021	1/1/2021(2)(3)	150,000	—	—	10.48	2/10/2031	—	—
	2/11/2021	2/11/2021(3)(4)	1,059,639	—	—	10.48	4/12/2031	—	—
	4/13/2021	4/13/2021(5)(6)	—	—	19,740,923	21.49	4/12/2031	—	—
	5/5/2021	5/5/2021(5)(6)	—	—	47,267	23.40	5/4/2031	—	—
Randy Kern	6/1/2021	6/1/2021(3)(7)	4,545	—	—	22.00	5/31/2031	—	—
	6/1/2021	6/1/2021(3)(7)	1,995,455	—	—	22.00	5/31/2031	—	—
Tripp Faix	11/13/2018	8/13/2018(3)(7)	162,000	—	—	0.40	11/12/2028	—	—
	11/13/2018	8/13/2018(3)(7)	2,429,190	—	—	0.40	11/12/2028	—	—
	5/5/2020	4/1/2020(2)(3)	450,000	—	—	2.25	5/4/2030	—	—
	2/11/2021	1/1/2021(2)(3)	150,000	—	—	10.48	2/10/2031	—	—
	2/11/2021	2/11/2021(3)(4)	485,689	—	—	10.48	2/10/2031	—	—

(1) Each option grant is subject to the terms of our Amended and Restated 2011 Equity Incentive Plan, as amended, or our 2011 Plan. Shares underlying each award granted under our 2011 Plan are shares of Class B common stock of the Company. Each option is immediately exercisable unless as otherwise set forth below.
(2) 1/48th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date.
(3) If the named executive officer is terminated without Cause or resigns with Good Reason (as both such terms are defined in the applicable award agreement) in either case within 3 months before or 12 months after the consummation of a Corporate Transaction (as defined in our 2011 Plan), then, subject to delivering a fully executed and effective general release of claims, 100 percent of the then-unvested shares subject to the named executive officer’s option shall vest as of such termination date (or the Corporate Transaction, if later).
(4) Fifty (50%) of the shares subject to the stock option vest on the second anniversary of the vesting commencement date and the remaining shares subject to the stock option vest in equal monthly installments over the two years thereafter, subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date.
(5) Granted pursuant to the CEO Long-Term Performance Award as described, including vesting, in the subsection titled “CEO Long-Term Performance Award.” These grants are not immediately exercisable.
(6) In the event of a Sale Event (as such term is defined in the applicable award agreement), a particular Price Target (as such term is defined in the applicable award agreement) shall be considered achieved in connection with such Sale Event if the price per share of the Company’s Common Stock that Company stockholders receive in such Sale Event, or theSale Price, as determined by the Board in its sole discretion, exceeds the applicable Price Target(s). If the Sale Price is less than the Price Target, the shares subject to the option shall automatically be terminated and forfeited immediately prior to the Sale Event, unless the successor entity assumes, substitutes or continues this option in connection with the Sale Event.
(7)    Twenty-five (25%) of the shares subject to the stock option vest on the first anniversary of the vesting commencement date and the remaining shares subject to the stock option vest in equal monthly installments over three years thereafter, subject to the named executive officer’s continuous service relationship with the Company through each applicable vesting date.

Marqeta 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. We provide a matching contribution of 50% of the first 6% of compensation that an employee contributes, which matching contribution vests after one year of service. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity plans approved by stockholders	53,187,437	$13.31	61,893,427
Equity plans not approved by stockholders	—	—	—
________________
(1) The weighted average does not take into account shares relating to restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 18, 2022 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 431,569,091 shares of our Class A common stock and 112,274,374 shares of our Class B common stock outstanding as of April 18, 2022. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 18, 2022, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of April 18, 2022, to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Marqeta, Inc., 180 Grand Avenue, 6th Floor, Oakland, CA 94612.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers and Directors:
Jason Gardner(1)	—	—	51,611,083	45.0%	32.7%
Tripp Faix(2)	—	—	3,764,879	3.2%	2.4%
Randy Kern(3)	55,378	*	2,000,000	1.8%	1.3%
Amy L. Chang(4)	—	—	600,000	*	*
Martha Cummings(5)	—	—	600,000	*	*
Gerri Elliott(6)	—	—	600,000	*	*
Helen Riley(7)	—	—	600,000	*	*
Arnon Dinur(8)	688,673	*	—	—	*
Judson Linville(9)	—	—	600,000	*	*
Christopher M. McKay(10)	120,538	*	54,261,696	48.3%	34.9%
Godfrey Sullivan(11)	—	—	600,000	*	*
All directors and executive officers as a group (14 individuals)(12)	951,121	*	119,986,602	93.3%	69.9%
Other 5% Stockholders:
Entities affiliated with Capital Research Global Investors(13)	37,142,171	8.6%	—	—	2.4%
Entities affiliated with HMI Capital Partners(14)	23,774,524	5.5%	—	—	1.5%
Entities affiliated with Alger Associates, Inc.(15)	15,638,464	3.6%	—	—	1.0%
Entities affiliated with ICONIQ(16)	42,390,165	9.8%	—	—%	2.7%
Entities affiliated with Lone Pine Capital LLC(17)	17,476,795	4.0%	—	—	1.1%
Entities affiliated with DFS Services LLC(18)	26,236,800	6.1%	—	—	1.7%
Entities affiliated with Granite Ventures(19)	—	—	54,261,696	48.3%	34.9%
* Less than one percent
(1)Consists of (i) 40,235,479 shares of Class B common stock held of record by Mr. Gardner and his spouse as trustees of The Gardner 2008 Living Trust dated March 22, 2008, (ii) 8,000,000 shares of Class B common stock held of record by trusts for the benefit of Mr. Gardner’s children and of which the trustee is an independent institution, (iii) 468,537 shares of Class B common stock, and (iv) 2,438,530 shares of Class B common stock subject to outstanding options exercisable within 60 days of the Beneficial Ownership Date.
(2)Consists of (i) 88,000 shares of Class B common stock held of record by Mr. Faix and his spouse as co-trustees of the Faix Family Trust, dated February 28, 2017 and (ii) 3,676,879 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date. Mr. Faix resigned from his position as Chief Financial Officer in February 2022.
(3)Consists of (i) 2,000,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (ii) 5,789 shares of Class A common stock, (iii) 40,738 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, and (iv) 8,850 vested RSUs that settle into shares of Class A common stock.
(4)Consists of 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(5)Consists of (i) 19,000 shares of Class B common stock and (ii) 581,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(6)Consists of 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(7)Consists of 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(8)Consists of 688,673 shares of Class A common stock.
(9)Consists of 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(10)Consists of (i) 54,261,696 shares of Class B common stock held by the entities affiliated with Granite Ventures as identified in footnote 19, and (ii) 120,538 shares of Class A common stock held of record by Chris McKay and his spouse as trustees of the McKay Family Trust, dated August 12, 2020.
(11)Consists of 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(12)Consists of (i) 119,986,602 shares of Class B common stock beneficially owned by our current directors, named executive officers and current executive officers, (ii) 16,376,860 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 951,121 shares of Class A common stock beneficially owned by our current directors, named executive officers, and current executive officers, (iv) 105,420 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, and (v) 22,904 vested RSUs.

(13)Based on information set forth in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on March 31, 2022. Consists of 37,142,171 shares of Class A common stock held of record by Capital Research Global Investors. Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CRGI's divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” The address for these entities is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(14)Based on information set forth in a Schedule 13G/A filed with the SEC by HMI Capital Partners, L.P. on February 14, 2022. Consists of 22,456,257 shares of Class A common stock held of record by HMI Capital Partners, L.P. (the “Fund”). HMI Capital Management, L.P. (“HMI”), which serves as the investment advisor to the Fund, may be deemed the beneficial owner of all shares of Class A common stock held by the Fund. HMI Capital Fund GP, LLC, which serves as the general partner to the Fund, may be deemed the beneficial owner of all shares of Class A common stock held by the Fund. Members GP, LLC, which serves as the general partner of HMI, may be deemed the beneficial owner of all shares of Class A common stock held by the Fund. The address for these entities is c/o HMI Capital Management, L.P. 555 California Street, Suite 4900, San Francisco, CA 94104.
(15)Based on information set forth in a Schedule 13G filed with the SEC by Alger Associates, Inc. on February 14, 2022. Represents 15,638,464 shares of Class A common stock held of record by Alger Associates, Inc. The address for this entity is 100 Pearl Street, 27th Floor, New York, NY 10004.
(16)Based on information set forth in a Schedule 13G filed with the SEC by entities affiliated with ICONIQ on February 14, 2022 and the Company’s records. Consists of 42,390,165 shares of Class A common stock held directly by ICONIQ Strategic Partners III, L.P. and ICONIQ Strategic Partners III-B, L.P. ICONIQ Strategic Partners III GP, L.P. is the sole general partner of each of ICONIQ Strategic Partners III, L.P. and ICONIQ Strategic Partners III-B, L.P. and may be deemed to beneficially own the shares of stock held directly by each of ICONIQ Strategic Partners III, L.P. and ICONIQ Strategic Partners III-B, L.P. The address for these entities is c/o ICONIQ Capital, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.
(17)Based on information set forth in a Schedule 13G/A filed with the SEC by Lone Pine Capital LLC on February 14, 2022. Consists of 17,476,795 shares of Class A common stock held of record by Lone Pine Capital LLC. The address for this entity is Two Greenwich Plaza, Greenwich, Connecticut 06830.
(18)Based on information set forth in a Schedule 13G/A filed with the SEC by DFS Services LLC on February 11, 2022. Consists of 26,236,800 shares of Class A common stock held of record by DFS Services LLC. The address for this entity is 2500 Lake Cook Road, Riverwoods, Illinois 60015.
(19)Consists of (i) 53,827,878 shares of Class B common stock held by Granite Ventures II, L.P. (“Granite Ventures II”) and (ii) 433,818 shares of Class B common stock held by Granite Ventures Entrepreneurs Fund II, L.P. (“Granite Ventures Entrepreneurs Fund II”, and together with Granite Ventures II, the “Granite Entities”). Granite Management II, LLC (“Granite Management II”) is the general partner of the Granite Entities. Christopher McKay, a member of our board of directors, is one of several managing directors of Granite Management II, LLC and as such Mr. McKay may be deemed to have voting and investment power with respect to such shares. The address for each of the entities in this paragraph is 300 Montgomery Street, Suite 638, San Francisco, California 94104.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Investor Rights Agreement

We are party to an amended and restated investor rights agreement, or the investor rights agreement, that provides, among other things, certain holders of our capital stock, including entities affiliated with 83North, DFS Services LLC, Granite Ventures, ICONIQ Capital, and Coatue, which each hold or held more than 5% of our outstanding capital stock with registration rights.

Transactions with PULSE Network LLC

On December 5, 2013, we entered into a Direct Processor Agreement with PULSE Network LLC, or PULSE, for the provision of PULSE Network LLC’s PIN debit and ATM network services to us. During the six months ended June 30, 2021, we paid PULSE Network LLC $22,569,142 in Card Network fees, net. PULSE Network LLC is owned by DFS Services LLC, which was a holder of more than 5% of our outstanding capital stock, and is the affiliated PIN debit and ATM network of DFS Services LLC.

Other Transactions

We have granted stock options to purchase common stock and restricted stock units to our executive officers and certain of our directors.

We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.

Other than as described above under this section titled “Certain Relationships and Related Person Transactions,” since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also provide discretion to indemnify our employees and other agents. In addition, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

Policies and Procedures for Transactions with Related Persons
We have a formal written policy providing that any related person transaction (as defined in the policy) must be reviewed and approved or ratified by the audit committee.
When determining whether to approve or ratify a related person transaction, the audit committee will review all relevant material information available to it regarding the related person transaction, including, among other things:
•the nature and extent of the related person’s interest in the transaction;
•the material terms and conditions of the transaction;
•the business purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to the audit committee’s decision, in its business judgment, in light of the circumstances of the particular transaction.
Any member of the audit committee or the board of directors who has an interest in a potential related person transaction will recuse himself or herself from any discussion or vote of such related person transaction, except that such director shall provide all material information concerning the transaction to the audit committee.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on a review of copies of reports filed with the SEC that we have received and of written representations by officers and directors, we believe that during fiscal 2021, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that Marqeta inadvertently failed to timely file a Form 4 on behalf of (i) Ms. Renata Caine, our then-current Senior Vice President of International, Strategy, and Planning, to report the quarterly vesting of previously reported restricted stock units on July 1, 2021 which Form 4 was filed on July 8, 2021 and (ii) Mr. McKay to report a conversion of shares from Class B to Class A on October 19, 2021 which Form 4 was filed on January 10, 2022.
Fiscal 2021 Annual Report and SEC Filings
Our financial statements for fiscal 2021 are included in our 2021 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2021 Annual Report and this Proxy Statement are posted on our website at www.investors.marqeta.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2021 Annual Report without charge by sending a written request to Marqeta, Inc., Attention: Investor Relations, 180 Grand Avenue, 6th Floor, Oakland, CA 94612.

PROPOSALS OF STOCKHOLDERS FOR 2023 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders, or the 2023 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices not later than December 26, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored annual meeting materials. Stockholder proposals should be addressed to:
Marqeta, Inc.
Attention: Secretary
180 Grand Avenue, 6th Floor
Oakland, CA 94612
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our annual meeting materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
•not earlier than December 26, 2022; and
•not later than January 25, 2023.
In the event that we hold our 2023 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2022 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the anniversary of the 2022 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2023 Annual Meeting; and
•the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.
*    *    *
Our board of directors knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Oakland, California
April 25, 2022

MARQETA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MQ2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70481-P63360

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARQETA, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jason Gardner
02) Arnon Dinur

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D70482-P63360

MARQETA, INC.
Annual Meeting of Stockholders
June 16, 2022, at 8:30 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael Milotich and Seth Weissman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARQETA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Pacific Time on Thursday, June 16, 2022, at www.virtualshareholdermeeting.com/MQ2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side